                                                                   EXHIBIT 20(o)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1996-5 Monthly Statement
                              Class A Certificate:
                          German Security Code 133 260
        International Security Identification # (ISIN) DE 000 133 260 9
                 Common Code # (DKV, Cedel, Euroclear) 677 6388
                      Class B Certificate Cusip #25466KBC2



Trust Distribution Date:  August 15, 1996      Due Period Ending: July 31, 1996



Pursuant to the Series Supplement dated as of July 24, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1,000 of Class Initial Investor Interest)

                                            Total       Interest        Principal
Class A 26 days at      5.707500000%    $4.122083333    $4.122083333    $0.000000000
Class B 26 days at      5.875000000%    $4.243055556    $4.243055556    $0.000000000

2. Payments due from Swap Counterparty for the benefit of Class A Investors this Due Period (per DM 1,000 of Class Initial Foreign Currency Investor Interest)



                                                  Total          Interest          Principal
Class A 26 days at         3.413750000%        DM 2.465486111  DM 2.465486111   DM 0.000000000

3.  Class A DM Invested Amount

Class A                                                                    DM 1,250,000,000.00

4.  Principal Receivables at the end of the Due Period

    (a)  Aggregate Investor Interest                                        $11,925,796,676.00
         Seller Interest                                                     $2,199,224,683.10

         Total Master Trust                                                 $14,125,021,359.10

    (b)  Group One Investor Interest                                        $10,175,796,676.00

    (c)  Group Two Investor Interest                                         $1,750,000,000.00

    (d)  Series 1996-5 Investor Interest                                       $862,304,676.00

    (e)  Class A Investor Interest                                             $819,188,676.00

         Class B Investor Interest                                              $43,116,000.00

5.   Allocation of Receivables Collected During the Due Period

                                              Finance Charge              Principal            Yield
                                                Collections              Collections       Collections
     (a)  Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation         $186,861,191.53         $1,701,199,335.63       $0.00

          Seller                                 $32,846,264.70           $299,035,039.01       $0.00

     (b)  Group One Allocation                  $159,463,671.74         $1,451,770,109.11       $0.00

     (c)  Group Two Allocation                   $27,397,519.79           $249,429,226.52       $0.00

     (d)  Series 1996-5 Allocations              $13,512,008.56           $123,014,414.04       $0.00

     (e)  Class A Allocations                    $12,830,915.44           $116,813,687.48       $0.00

          Class B Allocations                       $681,093.12             $6,200,726.56       $0.00

6.   Information Concerning the Series Principal Funding Accounts ("SPFA")

        Deposits into the SPFAs

                               This Due         Total     Deposit Deficit    Investment
                                Period         Deposits        Amount          Income
        Series 1996-5           $0.00           $0.00           $0.00           $0.00

7.   Information Concerning Amount of Controlled Liquidation Payments

                          Amount Paid       Deficit Amount      Total Payments Through
                        This Due Period    This Due Period         This Due Period
        Series 1996-5           $0.00           $0.00                 $0.00

8.   Information Concerning the Series Interest Funding Accounts ("SIFA")



                           Deposits Into the SIFAs
                               This Due Period           SIFA Balance
        Series 1996-5           $3,559,707.57           $3,559,707.57

9.   Pool Factors

                                                        This Due Period
        Class A                                            1.00000000

        Class B                                            1.00000000

10.  Investor Charged-Off Amount

                                                          Cumulative Investor
                                       This Due Period     Charged-Off Amount
     (a)  Group One                     $52,726,098.43          $0.00

     (b)  Group Two                      $9,058,892.92          $0.00

     (c)  Series 1996-5                  $4,467,697.79          $0.00

     (d)  Class A                        $4,242,496.76          $0.00

          Class B                          $225,201.03          $0.00

11.  Investor Losses This Due Period

                                            Per $1,000 of        Per DM 1,000 of
                                Total     Original Invested     Original Invested
                                              Principal             Principal
     (a)   Group One            $0.00           $0.00                   N/A

     (b)   Group Two            $0.00           $0.00                   N/A

     (c)   Series 1996-5        $0.00           $0.00                   N/A

     (d)   Class A              $0.00           $0.00                 DM 0.00

           Class B              $0.00           $0.00                   N/A

12.  Reimbursement of Investor Losses This Due Period

                                            Per $1,000 of        Per DM 1,000 of
                                Total     Original Invested     Original Invested
                                              Principal             Principal
     (a)   Group One            $0.00           $0.00                   N/A

     (b)   Group Two            $0.00           $0.00                   N/A

     (c)   Series 1996-5        $0.00           $0.00                   N/A

     (d)     (a)    Class A     $0.00           $0.00                 DM 0.00

             (b)    Class B     $0.00           $0.00                   N/A

13.  Aggregate Amount of Unreimbursed Investor Losses

                                                Per $1,000 of           Per DM 1,000 of
                                Total         Original Invested        Original Invested
                                                 Principal                 Principal
     (a)  Group One             $0.00             $0.00                      N/A

     (b)  Group Two             $0.00             $0.00                      N/A

     (c)  Series 1996-5         $0.00             $0.00                      N/A

     (d)  Class A               $0.00             $0.00                    DM 0.00

          Class B               $0.00             $0.00                      N/A

14.  Investor Monthly Servicing Fee Payable at the end of the Due Period

     (a)  Group One                                             $16,959,661.13

     (b)  Group Two                                              $2,916,666.67

     (c)  Series 1996-5                                          $1,437,174.46

     (d)  Class A                                                $1,365,314.46

          Class B                                                   $71,860.00

15.  Class Available Subordinated Amount at the end of the Due Period

                                                              As a Percentage of Class A
                                                   Total            Invested Amount
     Series 1996-5 Class B                      $86,230,468.00          10.5263%

16.  Total Available Credit Enhancement Amounts

                                            Shared Amount                Class B Amount
     Maximum Amount                             $0.00                   $47,426,758.00

     Available Amount                           $0.00                   $47,426,758.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                      $0.00                            $0.00

17.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding $14,341,843,959.71

                                        Delinquent Amount        Percentage of Ending
     Payment Status                       Ending Balance        Receivables Outstanding
        30-59 days                       $390,752,773.49                2.72%

        60-179 days                      $501,025,352.49                3.49%





                        FIRST BANK NATIONAL ASSOCIATION
                                   as Trustee



                                  By:
                                     -------------------------------
                                             Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-5 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of July 24, 1996 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-5 Master Trust Certificates for the Distribution Date occurring on August 15, 1996:

 1. Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due Period
     is equal to                                                                         $2,219,941,830.85

 4.  The aggregate amount of Class A Principal Collections processed during the related
     Due Period is equal to                                                                $116,813,687.48

 5.  The aggregate amount of Class A Finance Charge Collections processed during
     the related Due Period is equal to                                                     $12,830,915.44

 6a. The aggregate amount of Class A Principal Collections recharacterized as Series
     Yield Collections during the related Due Period is equal to                                     $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution Date
     is equal to                                                                                     $0.00

 7.  The aggregate amount of Class A Certificate Interest paid to the Currency Swap
     Counterparty with respect to this Distribution Date is equal to                                 $0.00

 8.  The aggregate amount of Class A DM Certificate Interest received from the Currency
     Swap Counterparty with respect to this Distribution Date is equal to                          DM 0.00

 9.  The aggregate amount of Class A Certificate Interest converted into Deutsche
     Marks by the Trustee at the then prevailing spot exchange rate in New York
     with respect to this Distribution Date is equal to                                            DM 0.00

10.  The aggregate amount of Class A Certificate Principal paid to the Currency
     Swap Counterparty with respect to this Distribution Date is equal to                            $0.00

11.  The aggregate amount of Class A DM Certificate Principal received from the
     Currency Swap Counterparty with respect to this Distribution Date is equal to             DM 0.00

12.  The aggregate amount of Class A Certificate Principal converted into Deutsche
     Marks by the Trustee at the then prevailing spot exchange rate in New York
     with respect to this Distribution Date is equal to                                        DM 0.00

13.  The sum of all amounts payable to the Class A Certificateholders on the current
     Distribution Date is equal to                                                             DM 0.00

14.  The aggregate amount of Class B Principal Collections processed during the
     related Due Period is equal to                                                      $6,200,726.56

15.  The aggregate amount of Class B Finance Charge Collections processed during
     the related Due Period is equal to                                                    $681,093.12

16a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                          $0.00

17b. The aggregate amount of Class B Additional Funds for this Distribution Date
     is equal to                                                                                 $0.00

17. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall is equal to:                     $0.00

     (b)  with respect to the Class B Cumulative Investor Charged-Off Amount
          is equal to:                                                                           $0.00

     (c)  with respect to the Class B Investor Interest is equal to:                             $0.00

18.  The sum of all amounts payable to the Class B Certificateholders on the
     current Distribution Date is equal to                                                       $0.00

19.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 1996.

                                        GREENWOOD TRUST COMPANY
                                            as Master Servicer

                                        By:
                                           ----------------------------------
                                         Vice President, Director of Accounting,
                                        and Treasurer